Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Director and Stockholders
Aoxing Pharmaceutical Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177641) of Aoxing Pharmaceutical Company, Inc. of our report dated October 15, 2012, relating to the consolidated financial statements of Aoxing Pharmaceutical Company, Inc. which appear in this Annual Report on Form 10-K.

/s/ BDO China Dahua CPA Co., Ltd.

Shenzhen, People’s Republic of China
October 15, 2012